UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary information statement

[   ] Confidential, for use of the Commission only (as permitted by Rule 14c-6(d)(2))

[   ] Definitive information statement

AMERAMEX INTERNATIONAL, INC.

(Name of Registrant as specified in Its Charter)

Payment of filing fee (check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

(1)  Amount previously paid:

(2)  Form, schedule, or registration statement no.:

(3)  Filing party:

(4)  Date filed:

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NOTICE OF ACTION TO BE TAKEN WITHOUT A MEETING:

To the Stockholders of AmeraMex International, Inc.:

This notice and the enclosed Information Statement is being furnished by the Board of Directors (the “Board”) of AmeraMex International, Inc., a Nevada corporation (the “Company,” “we,” “us” or “our”), to the holders of record (the “Stockholders”) of shares of our common stock, par value $0.001 (the “Common Stock”), at the close of business on September [ ], 2020 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of the enclosed Information Statement is to notify our Stockholders of actions taken by written consent of the holders of a majority of our voting stock. On September 11, 2020, the Company received written consents in lieu of a meeting of stockholders from holders representing 56.0% of the outstanding voting power of the Company (the “Majority Stockholders”) approving the following action by the Company (the “Action”):

Approval of a reverse stock split of the Company’s Common Stock at a reverse stock split ratio of one for 50.

The Certificate of Amendment to the Company’s Articles of Incorporation to effectuate the Action is attached hereto as Exhibit A (the “Articles of Amendment”).

On September 9, 2020, prior to the approval of the Majority Stockholders, the Board approved the Action and the Articles of Amendment, subject to obtaining subsequent stockholder approval, and recommended for our stockholders to approve the Action and the Articles of Amendment. The Majority Stockholders approved the Action and the Articles of Amendment by written consent in lieu of a meeting on September 11, 2020.

Accordingly, your consent is not required and is not being solicited in connection with the approval of the Action. The Action and the Articles of Amendment will become effective when we file the Articles of Amendment with the Secretary of State of the State of Nevada. The Articles of Amendment will not be filed and the Action will not become effective, until the date that is at least 20 days after the enclosed Information Statement is first mailed or otherwise delivered to our Stockholders.

This Information Statement is being mailed on or about September [ ], 2020, to the Stockholders of record on the close of business on the Record Date.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF

STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO

CONSIDER THE MATTERS DESCRIBED HEREIN. WE ARE NOT ASKING YOU

FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

/s/ Lee Hamre
Lee Hamre
Chief Executive Officer

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INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF

STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO

CONSIDER THE MATTERS DESCRIBED HEREIN. WE ARE NOT ASKING YOU

FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL INFORMATION

This Information Statement is being mailed on or about September [ ], 2020, to the holders of record (the “Stockholders”) at the close of business on September [ ], 2020 (the “Record Date”) of shares of common stock, $0.001 par value per share (the “Common Stock”) of AmeraMex International, Inc., a Nevada corporation (the “Company,” “we,” “us” or “our”), in connection with the approval of the Reverse Stock Split (as defined below) by the written consent of the Majority Stockholders (as defined below).

A copy of the form of the Certificate of Amendment to the Company’s Articles of Incorporation (the “Articles of Amendment”) is attached to this Information Statement as Exhibit A

Action by Written Consent

The following action was approved by the written consent of the Majority Stockholders in lieu of a special meeting:

Approval of a reverse stock split of our Common Stock at a reverse stock split ratio of one for 50 (the “Reverse Stock Split”)

The Reverse Stock Split and the Articles of Amendment, substantially in the form attached to this Information Statement as Exhibit A, will become effective upon the acceptance of the Articles of Amendment with the Secretary of State of the State of Nevada, which will occur no earlier than 20 calendar days after this Information Statement is first mailed to our Stockholders.

Required Vote

The Common Stock is the only classes of outstanding voting stock of the Company. As of September [ ], 2020, there were 753,415,879 shares of Common Stock issued and outstanding. On September 11, 2020, the following holders of shares of the Common Stock, representing 56% of the outstanding voting power of the Company (the “Majority Stockholders”), executed the written consent of the Majority Stockholders approving the Reverse Stock Split:

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Name of Majority Stockholder	Number of Shares of Common Stock	Percent of Class
Lee Hamre	308,182,833	40.9%
Marty Tullio	45,833,333	6.1%
Warren Murphy	67,905,000	9.0%
Total	421,921,166	56.0%

Section 78.320 of the Nevada Revised Statutes of the State of Nevada (the “NRS”) provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a special meeting of stockholders to approve the Reverse Stock Split. In order to eliminate the costs involved in holding a special meeting of stockholders, the Board voted to utilize the written consent of the holders of a majority of our outstanding voting securities. The Board does not intend to solicit any proxies or consents from any other stockholder in connection with this action.

Stockholders Entitled to Receive Notice of Action by Written Consent

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Company’s stockholders of record on the Record Date. This Information Statement also constitutes notice under Section 78.320 of the NRS that the Reverse Stock was approved by the written consent of the Majority Stockholders. This Information Statement is being mailed on or about September [ ], 2020, to our stockholders of record on the Record Date who did not execute the written consent of the Majority Stockholders and is being delivered to inform the stockholders of the Reverse Stock Split described herein before it takes effect in accordance with Rule 14c-2 of the Exchange Act. No dissenter’s rights are afforded to our stockholders under Nevada law as a result of the adoption of the Amendment.

Only holders of record of our Common Stock at the close of business on the Record Date are entitled to notice of the action taken by written consent.

Effective Date of Action by Written Consent

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the earliest date that the corporate actions being taken pursuant to the written consent of the Majority Stockholders can become effective is 20 days after the first mailing or other delivery of this Information Statement. After the foregoing 20-day period, we plan to file the Articles of Amendment with the Secretary of State of the State of Nevada, which filing will result in the Reverse Stock Split becoming effective. We recommend that you read this Information Statement in its entirety for a full description of the action approved by the Majority Stockholders.

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Dissenters’ Rights of Appraisal

Neither the Company’s Articles of Incorporation nor Bylaws nor the NRS provide for dissenters' rights of appraisal in connection with the Action described herein.

Costs of the Information Statement

We are mailing this Information Statement and will bear the costs associated therewith. We are not making any solicitations. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them, and will reimburse such persons for their reasonable charges and expenses in connection therewith.

ACTIONS TO BE TAKEN

With respect to the Action described in this Information Statement, the Board reserves the right, notwithstanding that the Majority Stockholders have approved the Action, to elect not to proceed with the Action if the Board, in its sole discretion, determines that it is no longer in the Company’s best interests and the best interests of the Stockholders to consummate the Action.

ACTION ONE: APPROVAL OF THE ARTICLE OF AMENDMENT TO THE ARTICLE OF INCORPORATION TO EFFECTUATE A REVERSE STOCK SPLIT

General

Our Board and the Majority Stockholders approved a Reverse Stock Split Stock at a reverse stock split ratio of one for 50. In determining which Reverse Stock Split ratio to implement, the Board considered a number of factors, including the historical and then current trading price and trading volume of our Common Stock. Pursuant to the Reverse Stock Split, 50 shares of our Common Stock will be automatically, without any further action by the Stockholders, be combined and reclassified into one validly issued, fully paid, and nonassessable share of Common Stock. No fractional shares of Common Stock will be issued as the result of the Reverse Stock Split. Instead, the Company will issue to the Company’s stockholders holding a fractional share of Common Stock one additional share of Common Stock for each fractional share. The Company anticipates that the effective date of the Reverse Stock Split will be during the fourth calendar quarter of 2020.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT SUCH MINIMAL CHANGE AS MAY RESULT FROM THE ISSUANCE OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

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Purpose and Effect of the Reverse Stock Split

Our Board believes that, among other reasons, the number of outstanding shares of our Common Stock and very low trading price of our Common Stock have contributed to a lack of investor interest in the Company and has made it difficult for the Company to attract new investors and conduct equity financings on attractive terms or at all. Our Board believes that it is necessary and prudent for the Company to amend our Articles of Incorporation to affect the reverse stock split because it would reduce the number of outstanding shares of our Common Stock to a level more consistent with other public companies with a similar anticipated market capitalization. Additionally, a reverse stock split should have the effect of raising the minimum bid price of our Common Stock on the OTCQB market, which was [$0. ] per share as of September [ ], 2020. The effect of the Reverse Stock Split, if any, upon the stock price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies like us is varied. We cannot assure you that the stock price of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of Common Stock outstanding as a result of the Reverse Stock Split because, among other things, the stock price of our Common Stock may be based on our performance and other factors as well. In addition, there is no assurance that we will be able to raise additional equity capital on attractive terms or at all.

The Board also believes that the current market price of our Common Stock has a negative effect on the marketability of the existing shares, and that the Reverse Stock Split may make the Common Stock more attractive to a broader range of investors, as the current market price of the Common Stock may affect its acceptability to certain institutional investors, professional investors, and other members of the investing public. Many institutional investors look on stocks that are trading at low prices as unduly speculative in nature and, as a result, avoid investing in such stocks. Additionally, a variety of policies and practices of brokerage firms discourage individual brokers within those firms from dealing in low-priced stocks in light of brokers’ commissions and time consuming procedures that make the handling of low-priced stocks unattractive to brokers from an economic standpoint. Many brokerage firms are also reluctant to recommend low-priced stock to their customers and the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage for low-priced stocks. The Board believes the Reverse Stock Split may help to alleviate some of these problems, but there is no guarantee of increased marketability of the existing shares.

An additional principal effect of the Reverse Stock Split will be the reduction in the number of shares of Common Stock issued and outstanding from 753,415,879 shares as of September 11, 2020 to 15,068,317 shares. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company or proportionate voting power, except to the extent that the Reverse Stock Split results in any of our stockholders holding a fractional share of our Common Stock. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split shall not affect any rights, privileges, or obligations with respect to the shares of Common Stock existing prior to the Reverse Stock Split, nor does it increase or decrease the market

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capitalization of the Company. The reverse stock split may increase the number of our stockholders who own “odd lots” of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of Common Stock. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” under Rule 13e-3 of the Exchange Act. We will continue to be subject to the periodic reporting requirements of the Exchange Act. Following the effective date of the Reverse Stock Split, we do not anticipate that the Company’s financial condition, the percentage ownership of management or any aspect of the Company’s business would materially change as a result of the Reverse Stock Split.

The Reverse Stock Split will not affect the par value of the Common Stock. As a result, on the effective date of any Reverse Stock Split, the stated capital on our balance sheet attributable to the Common Stock will be reduced in proportion to the fraction by which the number of shares of Common Stock is reduced, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be retroactively increased for each period because there will be fewer shares of our Common Stock outstanding.

On the effective date of any Reverse Stock Split, all outstanding options and warrants will be adjusted to reflect the Reverse Stock Split. The number of shares of Common Stock that the holders of outstanding options and warrants may purchase upon exercise of their options and warrants will decrease, and the exercise prices of such options and warrants will increase, in proportion to the fraction by which the number of shares of Common Stock underlying such options and warrants are reduced as a result of the Reverse Stock Split, resulting in the same aggregate price being required to be paid as would have been paid immediately preceding the Reverse Stock Split.

Although our outstanding Common Stock will be reduced as a result of any Reverse Stock Split, the overall effect after the Reverse Stock Split will be an increase in our authorized but not outstanding or reserved shares of Common Stock. These shares may be issued by our Board in its discretion. Any future issuances will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of Common Stock.

No further stockholder approval is required to affect the Reverse Stock Split.

Certain Risks Associated with the Reverse Stock Split

You should recognize that after the Reverse Stock Split, you will own fewer shares of Common Stock than you currently own. While we hope that the Reverse Stock Split will result in an increase in the potential stock price of our Common Stock, we cannot accurately predict the effect of the Reverse Stock Split on the market price for our Common Stock. Furthermore, there can be no assurance that the market price of our Common Stock immediately after the proposed Reverse Stock Split will continue for any period of time. Even if our Common

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Stock maintains an increased share price, the Reverse Stock Split may not achieve the desired results that we have outlined above.

Certain other risks associated with the Reverse Stock Split are outlined below:

-	If the Reverse Stock Split is effected and the market price of our Common Stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our Common Stock will, however, also be based on performance and other factors, which are unrelated to the number of shares outstanding.

-	There can be no assurance that the Reverse Stock Split will result in any particular price for our Common Stock. As a result, the trading liquidity of our Common Stock may not necessarily improve.

-	There can be no assurance that the market price per share of our Common Stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. For example, based on the closing price of our common stock on September [ ], 2020 of [$ ] per share, if the Reverse Stock Split were implemented and approved for a Reverse Stock Split ratio of one for 50, there can be no assurance that the post-split market price of our Common Stock would be [$ ] or greater. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. Moreover, in the future, the market price of our Common Stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split.

-	The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

In evaluating whether to approve the Reverse Stock Split, the Board took into consideration other negative factors associated with reverse stock splits. These factors include: the negative perception of reverse stock splits that investors, analysts, and other stock market participants may hold; the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; and the costs associated with implementing a reverse stock split.

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The Board intends to affect the Reverse Stock Split only if it believes that the implementation of the Reverse Stock Split is in the best interests of the Company and its stockholders. The Board may exercise its discretion not to implement the Reverse Stock Split.

Anti-Takeover Effects of the Reverse Stock Split

THE OVERALL EFFECT OF THE REVERSE STOCK SPLIT (DESCRIBED BELOW) MAY BE TO RENDER MORE DIFFICULT THE CONSUMMATION OF MERGERS WITH THE COMPANY OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE IT DIFFICULT TO REMOVE MANAGEMENT.

A possible effect of the Reverse Stock Split is to discourage a merger, tender offer, or proxy contest, or the assumption of control by a holder of a large block of the Company’s voting securities and the removal of incumbent management. Our management could use the additional shares of Common Stock available for issuance to resist or frustrate a third-party take-over effort favored by a majority of the independent Stockholders that would provide an above market premium by issuing additional shares of Common Stock.

The Reverse Stock Split is not the result of an effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise. Nor is the Reverse Stock Split a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an antitakeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Board Discretion to Implement the Reverse Stock Split in the Future

The Reverse Stock Split will be effected, if at all, only upon a determination by the Board that a Reverse Stock Split is then in the best interests of the Company and its stockholders. The Board’s determination as to whether the Reverse Stock Split will be effected will be based upon certain factors, including existing and expected marketability and liquidity of our Common Stock, prevailing market conditions and the likely effect on the market price of our Common Stock. Notwithstanding approval of the Reverse Stock Split by the stockholders, the Board may, in its sole discretion, abandon the Reverse Stock Split and the Articles of Amendment and determine prior to the effectiveness of the filing of the Articles of Amendment with the Secretary of State of the State of Nevada not to effect the Reverse Stock Split.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

We anticipate that the Reverse Stock Split will become effective during the fourth calendar quarter of 2020, or as soon thereafter as is reasonably practicable (the “Effective Date”), subject to the Board’s determination in its discretion not to proceed with the Reverse Stock Split.

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STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNLESS REQUESTED TO DO SO.

Beginning on the Effective Date, each stock certificate representing pre-Reverse Stock Split shares of Common Stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares of Common Stock and evidence ownership of the number of shares shown on such certificate reduced according to the Reverse Stock Split ratio.

We will not issue fractional certificates for post Reverse Stock Split shares in connection with the Reverse Stock Split. Instead, the Company will issue to the Company’s stockholders holding a fractional share of Common Stock one additional share of Common Stock for each fractional share.

Further, prior to filing the Articles of Amendment reflecting the Reverse Stock Split, we must first notify the Financial Industry Regulatory Authority (“FINRA”) by filing the Issuer Company Related Action Notification Form no later than ten days prior to our anticipated date of the Reverse Stock Split.

The Articles of Amendment will be in substantially the form attached to this Information Statement as Exhibit A and will become effective upon the acceptance for record of the Articles of Amendment with the Secretary of State of the State of Nevada, which will occur no earlier than 20 calendar days after this Information Statement is first mailed to our Stockholders who did not execute the written consent of the Majority Stockholders.

Fractional Shares

No fractional shares of Common Stock will be issued as the result of the Reverse Stock Split. Instead, the Company will issue to the Company’s stockholders holding a fractional share of Common Stock one additional share of Common Stock for each fractional share.

Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of certain federal income tax consequences of the Reverse Stock Split to the holders of Common Stock. This discussion is based on the Internal Revenue Code of 1986, as amended, regulations, rulings, and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion is for general information purposes only and the tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. In addition, this discussion does not address all aspects of federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment, including without limitation, holders of warrants, holders who are dealers in securities, foreign persons, insurance companies, tax-exempt organizations, banks, financial institutions, broker-dealers, holders

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who hold Common Stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired the Common Stock pursuant to the exercise of compensatory stock options or otherwise as compensation. The following discussion also does not address the tax consequences of the Reverse Stock Split under foreign, state, or local tax laws. Accordingly, each stockholder should consult his or her tax adviser to determine the particular tax consequences to him or her of a reverse split, including the application and effect of federal, state, local and/or foreign income tax and other laws.

Generally, a reverse stock split will not result in the recognition of gain or loss for federal income tax purposes. The adjusted basis of the new shares of Common Stock will be the same as the adjusted basis of the Common Stock exchanged for such new shares. The holding period of the post-Reverse Stock Split shares of the Common Stock resulting from implementation of the Reverse Stock Split will include the stockholder’s respective holding periods for the pre-Reverse Stock Split shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our voting securities by (i) any person or group owning more than 5% of any class of voting securities; (ii) our director and chief executive officer; (iii) our chief financial officer; and (iv) all executive officers and directors as a group as of June 5, 2020. Unless otherwise indicated, the address of all listed stockholders is c/o AmeraMex International, Inc. 3930 Esplanade, Chico, CA 95973.

Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percent of Class
Lee Hamre, CEO & Chairman	308,182,833	40.9%
Marty Tullio, Secretary & Director	45,833,333	6.1%
Hope Stone, CFO	-0-	*
Michael Maloney, Director	13,000,000	1.7%
J. Jeff Morris, Director	100,000	*
Brian Hamre	3,000,000	1.0%
All officers and directors as a group (five persons)	370,116,166	49.85%
Warren Murphy 9988 Troon Court Windsor, CA 95492	67,905,000	9.0%

*Less than 1%.

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INTERESTS OF CERTAIN PERSONS ON MATTERS TO BE ACTED UPON

None of the persons who have served as our officers or directors since the beginning of our last fiscal year, or any associates of such persons, have any substantial interest, direct or indirect, in the Reverse Stock Split, other than the interests held by such persons through their respective beneficial ownership of the shares of our capital stock set forth above in the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

DISSENTERS’ RIGHTS

Under Nevada law there are no dissenters’ rights available to our stockholders in connection with the Reverse Stock Split, or the Articles of Amendment.

HOW THE REVERSE STOCK SPLIT WILL BE ENACTED

The Reverse Stock Split will be effected by the filing of the Articles of Amendment with the Secretary of State of the State of Nevada. The Articles of Amendment will be effective upon the date and time of effectiveness of such filing, which is no earlier than 20 calendar days after this Information Statement is first mailed to our Stockholders who did not execute the written consent of the Majority Stockholders. The Reverse Stock Split will occur on the Effective Date without any further action on the part of our stockholders.

The Board has the authority, but not the obligation, in its sole discretion and without further action on the part of the stockholders, to file the Articles of Amendment. The Board may abandon the Reverse Stock Split at any time, in its sole discretion, prior to filing the Articles of Amendment.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

The SEC has adopted rules that permit companies and brokers, banks, and other nominees to satisfy the delivery requirements for proxy statements and annual reports, with respect to two or more stockholders sharing the same address and who do not participate in electronic delivery of proxy materials, by delivering a single copy of such documents addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers, banks, and other nominees may be “householding” Company proxy materials. This means that only one copy of proxy materials may have been sent to multiple stockholders in a household. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report from the other stockholder(s) sharing your address, please: (i) notify your broker, bank or other nominee, (ii) direct your written request to Chief Executive Officer, 3930 Esplanade, Chico, CA 95973 or (iii) contact our Chief Executive Officer at (530) 895-8955. The Company will undertake to deliver promptly, upon any such oral or written request, a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of

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proxy materials at their address and would like to request householding of their communications should notify their broker, bank, or other nominee, or contact our Chief Executive Officer at the above address or phone number.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. The information we file with the SEC or contained on, or linked to through, our corporate website or any other website that we may maintain is not part of this Information Statement. You may also read and copy, at the SEC’s prescribed rates, any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

Statements contained in this Information Statement concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC.

By Order of the Board of Directors

/s/ Lee Hamre

Lee Hamre

Chief Executive Officer

September [ ], 2020

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Exhibit A

Amendment to Articles of Incorporation

of AmeraMex International, Inc.

This Amendment of the Articles of Incorporation contains the following amendment to Article 2.1 of the existing Articles of Incorporation effective [ ], 2020.

Upon the close of business on the Effective Date of this Certificate of Amendment with the Nevada Secretary of State, each 50 shares of the Corporation’s Common Stock, $0.001 par value, issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Corporation or the respective holders thereof, be combined into one share of Common Stock (the “Reverse Split”); provided, however, no fractional shares of Common Stock shall be issued as a result of the Reverse Split, and any fraction thereof shall be rounded up to the nearest whole share. Each certificate that immediately prior to the Effective Date represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificates shall have been reclassified and combined pursuant to this Amendment.

The date of the adoption of this Amended Articles of Incorporation is [ ], 2020. This amendment was duly adopted by the shareholders of this Corporation in accordance with NRS 78.385 and 78.390.

By: /s/ Lee R. Hamre

Name: Lee R. Hamre

Its: Chief Executive Officer